Exhibit 10.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS NOT MATERIAL AND (I) WOULD BE COMPETITIVELY HARMFUL TO THE REGISTRANT IF PUBLICLY DISCLOSED OR (II) IS INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH INFORMATION HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

Collaboration Expansion Agreement

Recursion Pharmaceuticals, Inc., a Delaware corporation with offices at 41 S Rio Grande Street, Salt Lake City, UT 84101 (“Recursion”) and Bayer AG, a German corporation with offices at 42096 Wuppertal, Germany (“Bayer”) (each of Recursion and Bayer a “Party” and together the “Parties”) entered into a  Research Collaboration and Option Agreement dated August 28th, 2020 (the “Agreement”) and now wish to expand the Agreement (the “Expansion”) effective as of December 1st, 2021 (the “Expansion Effective Date”) as described below.

    WHEREAS, the Agreement contemplated Recursion using Screening Hypotheses to generate Primary Hits, the Parties would like to also allow Primary Hits to be generated using Recursion’s Inferential Search Approach.

1.Except as set forth in this Expansion, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. All definitions in the Agreement carry over to this Expansion. If there is any conflict between this Expansion and the Agreement or any earlier amendment, except with respect to such definitions, the terms of this Expansion will prevail.
2.Definitions:
2.1.Brute-Force Approach: Under the Agreement, [***] will provide up to [***] Screening Hypotheses of relevance to Fibrosis diseases.  Based on the Screening Hypotheses, [***] will work to develop a viable Primary Screening Assay using [***] and, subject to JSC approval and the creation of a Project Plan, screen the Bayer Library Compounds and Recursion Library Compounds using the Primary Screening Assay.  Compounds that show beneficial activity [***] will be considered Primary Hits. These activities will henceforth be referred to as the Brute-Force Approach.
2.2.Inferential Search Approach: Pursuant to this Expansion, [***] will use [***] to profile the Bayer Library Compounds, the Recursion Library Compounds and [***] (as described below, each [***] a “Phenomap”).  Using its machine learning algorithms, [***] will query each Phenomap to identify Compounds that are predicted to have therapeutic benefit in Fibrosis, and subsequently perform activities to potentially validate these predictions and generate Primary Hits.
2.3.The definition of “Excluded IP” shall be expanded to mean:

(i)with regard to Recursion: [***]; and

(ii)with regard to Bayer: [***].
2.4.The definition of “Recursion Technology” shall be expanded to mean:

Recursion’s proprietary methods for [***], compound management, high-throughput screening lab, data analysis algorithms, high-dimensional phenotypic and other assays, engineering infrastructure, and databases, but, for the avoidance of doubt, shall exclude any data. For purposes of this Agreement, Recursion Technology shall be treated as Background Know-How of Recursion, regardless whether it was Created prior to or in the course of any Project or activities under the Collaboration Plan, or outside the Collaboration.

3.Use of Inferential Search Approach to identify Primary Hits and initiate Projects
3.1.The Parties agree that [***] additional Projects using Recursion’s Inferential Search Approach, beyond the [***] Projects originally specified in the Agreement, can be instituted under this Expansion (each such Project, an “Inferential Search Project”). Additionally, [***] using the Inferential Search Approach in place of yet-to-be-initiated Brute Force Approach Projects originally specified in the Agreement, [***].
3.2.[***] will use [***] to profile each of the Bayer Library Compounds, the Recursion Library Compounds, and [***].
3.2.1. [***]:
[***]:
•[***]
•[***]
•[***]
3.2.2.[***]:
[***]:
•[***]
•[***]
3.3.With respect to [***], Recursion may [***].
3.4.The JPT may meet to discuss which [***].
3.5.Using its machine learning algorithms, [***] will subsequently [***] to identify Compounds that are predicted to have therapeutic benefit in Fibrosis based on [***] (for each such Compound, an “Initial Small Molecule Insight”).  [***]. If agreed upon by the JPT, Recursion may perform [***] validation activities on prioritized Initial Small Molecule Insights to [***], including:

•[***]

•[***]
•[***]
3.6.Compounds that are validated in the aforementioned activities will be considered Primary Hits. Recursion will [***].
3.7.Upon review [***], and subject to [***], the JSC may agree to approve and initiate a Project. If so approved, [***].
3.8.[***].
3.9.The Parties agree that the Inferential Search Approach above is an acceptable alternative to generate Primary Hits, Primary Hit Series and other potential candidates for Development, as compared to clauses 3.1.1-3.1.5 of the Agreement, which can also lead to Qualified Hits and Qualified Hit Series according to clause 3.1.6 of the Agreement, and that such Qualified Hits and Qualified Hit Series, and the related rights and data with respect to such Qualified Hits and Qualified Hit Series, will be treated the same as those generated under clauses 3.1.1-3.1.5 of the Agreement even though they may not have been through a Primary Screening Assay.

IN WITNESS WHEREOF, the Parties have caused this Expansion to be executed by their duly authorized representatives as of the Expansion Effective Date.

Recursion Pharmaceuticals, Inc.

By: /s/ Chris Gibson____________________

Name: Chris Gibson, PhD
Title: Co-Founder and CEO

By:_/s/ Shafique Virani_________________

Name: Shafique Virani, MD, FRCS
Title: Chief Corporate Development Officer

Bayer AG

By (ppa.) /s/ Authorized Signatory_________

Name: [***]
Title: Head of Research and Early Development
CV, EMR & New Areas

By (ppa.) /s/ Authorized Signatory_________

Name: [***]
Title: Head of Regional & Digital BD&L and
Divestitures

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